FORM OF
              AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION AND TERMINATION ("Agreement") is made as of ________, 2000, between Neuberger Berman Equity Funds ("Equity Funds"), on behalf of each segregated portfolio of assets ("series") thereof listed on Schedule A to this Agreement ("Schedule A") (each, an "Acquiring Fund"), and Neuberger Berman Equity Trust ("Equity Trust"), on behalf of each series thereof listed on Schedule A (each, a "Target"). (Each Acquiring Fund and Target is sometimes referred to herein individually as a "Fund" and collectively as the "Funds"; and Equity Funds and Equity Trust are sometimes referred to herein individually as an "Investment Company" and collectively as the "Investment Companies.") All agreements, representations, actions, and obligations described herein made or to be taken or undertaken by a Fund are made and shall be taken or undertaken by Equity Funds on behalf of each Acquiring Fund and by Equity Trust on behalf of each Target.

      The Investment Companies, each of which is a Delaware business trust, wish to effect eleven separate reorganizations, each described in section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended ("Code"), and intend this Agreement to be, and adopt it as, a "plan of reorganization" within the meaning of the regulations under section 368 of the Code ("Regulations"). Each reorganization will involve the transfer of a Target's assets to the Acquiring Fund listed on Schedule A opposite its name (each, a "corresponding Acquiring Fund") in exchange solely for voting shares of beneficial interest in that Acquiring Fund and that Acquiring Fund's assumption of that Target's liabilities, followed by the constructive distribution of those shares PRO RATA to the holders of shares of beneficial interest in that Target in exchange therefor, all on the terms and conditions set forth herein. (All such transactions involving each Target and its corresponding Acquiring Fund are referred to herein as a "Reorganization.") For convenience, the balance of this Agreement will refer only to a single Reorganization, one Target, and one Acquiring Fund, but the terms and conditions hereof shall apply separately to each Reorganization. The consummation of one Reorganization shall not be contingent on the consummation of any other Reorganization.

      Each Target has a single class of shares ("Target Shares"). Acquiring Fund's shares are divided into multiple classes, including Trust Class shares. Only Acquiring Fund's Trust Class shares ("Acquiring Fund Shares"), which are substantially similar to the Target Shares, are involved in the Reorganization.

      In consideration of the mutual promises contained herein, the parties agree as follows:

1.      PLAN OF REORGANIZATION AND TERMINATION
        --------------------------------------

        1.1. Target agrees to assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 ("Assets") to Acquiring Fund. Acquiring Fund agrees in exchange therefor --

             (a) to issue and deliver to Target the number of full and fractional (rounded to the third decimal place) Acquiring Fund Shares determined by dividing the net value of Target (computed as set forth in paragraph 2.1) by the net asset value ("NAV") of an Acquiring Fund Share (computed as set forth in paragraph 2.2), and

             (b)  to assume all of Target's liabilities described in paragraph
                  1.3 ("Liabilities"). These transactions shall take place at the Closing (as defined in paragraph 3.1).

        1.2. The Assets shall include all cash, cash equivalents, securities, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, books and records, deferred and prepaid expenses shown as assets on Target's books, and other property owned by Target at the Effective Time (as defined in paragraph 3.1).

        1.3. The Liabilities shall include all of Target's liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Effective Time, and whether or not specifically referred to in this Agreement. Notwithstanding the foregoing, Target agrees to use its best efforts to discharge all its known Liabilities before the Effective Time.

        1.4. At or immediately before the Effective Time, Target shall declare and pay to its shareholders a dividend and/or other distribution in an amount large enough so that it will have distributed substantially all (and in any event not less than 90%) of its investment company taxable income (computed without regard to any deduction for dividends paid) and substantially all of its realized net capital gain, if any, for the current taxable year through the Effective Time.

        1.5. At the Effective Time (or as soon thereafter as is reasonably practicable), Target shall distribute the Acquiring Fund Shares received by it pursuant to paragraph 1.1 to Target's shareholders of record, determined as of the Effective Time (each a "Shareholder" and collectively "Shareholders"), in constructive exchange for their Target Shares. That distribution shall be accomplished by Equity Funds's transfer agent's opening accounts on Acquiring Fund's share transfer books in the Shareholders' names and transferring those Acquiring Fund Shares thereto. Each Shareholder's account shall be credited with the respective PRO RATA number of full and fractional (rounded to the third decimal place) Acquiring Fund Shares due that Shareholder. All outstanding Target Shares , including any represented by certificates, shall simultaneously be canceled on Target's share transfer books. Acquiring Fund shall not issue certificates representing the Acquiring Fund Shares issued in connection with the Reorganization.

        1.6. As soon as reasonably practicable after distribution of the Acquiring Fund Shares pursuant to paragraph 1.5, but in all events within six months after the Effective Time, Target shall be terminated as a series of Equity Trust and any further actions shall be taken in connection therewith as required by applicable law.

        1.7. Any reporting responsibility of Target to a public authority is and shall remain its responsibility up to and including the date on which it is terminated.

        1.8. Any transfer taxes payable on issuance of Acquiring Fund Shares in a name other than that of the registered holder on Target's books of the Target Shares constructively exchanged therefor shall be paid by the person to whom those Acquiring Fund Shares are to be issued, as a condition of that transfer.

2.      VALUATION
        ---------

        2.1. For purposes of paragraph 1.1(a), Target's net value shall be (a) the value of the Assets computed as of the close of regular trading on the New York Stock Exchange ("NYSE") on the date of the Closing ("Valuation Time"), using the valuation procedures set forth in its then-current prospectus and statement of additional information ("SAI"), less (b) the amount of the Liabilities as of the Valuation Time.

        2.2. For purposes of paragraph 1.1(a), the NAV of an Acquiring Fund Share shall be computed as of the Valuation Time, using the valuation procedures set forth in Acquiring Fund's then-current prospectus and SAI.

        2.3. All computations pursuant to paragraphs 2.1 and 2.2 shall be made by or under the direction of Neuberger Berman Management Inc.

3.      CLOSING AND EFFECTIVE TIME
        --------------------------

        3.1. The Reorganization, together with related acts necessary to consummate the same ("Closing"), shall occur at the Investment Companies' principal office on or about [____ _], 2000, or at such other place and/or on such other date as to which the Investment Companies may agree. All acts taking place at the Closing shall be deemed to take place simultaneously as of the close of business on the date thereof or at such other time as to which the Investment Companies may agree ("Effective Time"). If, immediately before the Valuation Time, (a) the NYSE is closed to trading or trading thereon is restricted or (b) trading or the reporting of trading on the NYSE or elsewhere is disrupted, so that accurate appraisal of Target's net value and/or the NAV of an Acquiring Fund Share is impracticable, the Effective Time shall be postponed until the first business day after the day when that trading shall have been fully resumed and that reporting shall have been restored.

        3.2. Equity Trust's fund accounting and pricing agent shall deliver at the Closing a certificate of an authorized officer verifying that the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities, transferred by Target to Acquiring Fund, as reflected on Acquiring Fund's books immediately after the Closing, does or will conform to that information on Target's books immediately before the Closing. Equity Trust's custodian shall deliver at the Closing a certificate of an authorized officer stating that (a) the Assets it holds will be transferred to Acquiring Fund at the Effective Time and (b) all necessary taxes in conjunction with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. 3.3. Equity Trust shall deliver to Equity Funds at the Closing a list of the names and addresses of the Shareholders and the number of outstanding Target Shares owned by each Shareholder, all as of the Effective Time, certified by Equity Trust's Secretary or an Assistant Secretary thereof. Equity Funds's transfer agent shall deliver at the Closing a certificate as to the opening on Acquiring Fund's share transfer books of accounts in the Shareholders' names. Equity Funds shall issue and deliver a confirmation to Equity Trust evidencing the Acquiring Fund Shares to be credited to Target at the Effective Time or provide evidence satisfactory to Equity Trust that those Acquiring Fund Shares have been credited to Target's account on Acquiring Fund's books.

        3.4. Each  Investment  Company shall deliver to the other at the Closing
(a) a certificate executed in its name by its President or a Vice President in form and substance satisfactory to the recipient and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated by this Agreement and (b) bills of sale, checks, assignments, stock certificates, receipts, and other documents the other Investment Company or its counsel reasonably requests.

4.      REPRESENTATIONS AND WARRANTIES
        ------------------------------

        4.1. Equity Trust represents and warrants as follows:

             4.1.1. Equity Trust is a business trust duly organized and validly existing under the laws of the State of Delaware, and its Certificate of Trust has been duly filed in the office of the Secretary of State thereof;

             4.1.2.Equity Trust is duly registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"), and that registration will be in full force and effect at the Effective Time;

             4.1.3. Target is a duly established and designated series of Equity Trust;

             4.1.4. At the Closing, Target will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer, and deliver the Assets free of any liens or other encumbrances; and on delivery and payment for the Assets, Acquiring Fund will acquire good and marketable title thereto;

             4.1.5.Target's current prospectus and SAI conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act and the rules and regulations thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

             4.1.6.Target is not in violation of, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not conflict with or violate, Delaware law or any provision of the Amended and Restated Trust Instrument ("Trust Instrument") or By-Laws of Equity Trust or of any agreement, instrument, lease, or other undertaking to which Target is a party or by which it is bound or result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Target is a party or by which it is bound, except as previously disclosed in writing to and accepted by Equity Funds;

             4.1.7.Except as otherwise disclosed in writing to and accepted by Equity Funds, all material contracts and other commitments of or applicable to Target (other than this Agreement and investment contracts, including options, futures, and forward contracts) will be terminated, or provision for discharge of any liabilities of Target thereunder will be made, at or prior to the Effective Time, without either Fund's incurring any liability or penalty with respect thereto and without diminishing or releasing any rights Target may have had with respect to actions taken or omitted or to be taken by any other party thereto prior to the Closing;

             4.1.8.Except as otherwise disclosed in writing to and accepted by Equity Funds, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or (to Equity Trust's knowledge) threatened against Equity Trust with respect to Target or any of its properties or assets that, if adversely determined, would materially and adversely affect Target's financial condition or the conduct of its business; and Equity Trust knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

             4.1.9.The execution, delivery, and performance of this Agreement have been duly authorized as of the date hereof by all necessary action on the part of Equity Trust's board of trustees, which has made the determinations required by Rule 17a-8(a) under the 1940 Act; and, subject to approval by Target's shareholders, this Agreement constitutes a valid and legally binding obligation of Target, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

             4.1.10. At the Effective Time, the performance of this Agreement shall have been duly authorized by all necessary action by Target's shareholders;

             4.1.11. No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act"), or the 1940 Act for the execution or performance of this Agreement by Equity Trust, except for (a) the filing with the Securities and Exchange Commission ("SEC") of a registration statement by Equity Funds on Form N-14 relating to the Acquiring Fund Shares issuable hereunder, and any supplement or amendment thereto ("Registration Statement"), including therein a prospectus/proxy statement ("Proxy Statement"), and (b) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time;

             4.1.12. On the effective date of the Registration Statement, at the time of the shareholders' meeting referred to in paragraph 5.2, and at the Effective Time, the Proxy Statement will (a) comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing shall not apply to statements in or omissions from the Proxy Statement made in reliance on and in conformity with information furnished by Equity Funds for use therein;

             4.1.13. The Liabilities were incurred by Target in the ordinary course of its business and are associated with the Assets; and there are no Liabilities other than liabilities disclosed or provided for in Equity Trust's financial statements referred to in paragraph 4.1.18 and liabilities incurred by Target in the ordinary course of its business subsequent to [_______ __, 2000], or otherwise previously disclosed to Equity Funds, none of which has been materially adverse to the business, assets, or results of Target's operations;

             4.1.14. Target is a "fund" as defined in section 851(g)(2) of the Code; it qualified for treatment as a regulated investment company under Subchapter M of the Code ("RIC") for each past taxable year since it commenced operations and will continue to meet all the requirements for that qualification for its current taxable year; the Assets will be invested at all times through the Effective Time in a manner that ensures compliance with the foregoing; and Target has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M did not apply to it;

             4.1.15. Target is not under the jurisdiction of a court in a "title 11 or similar case" (within the meaning of section 368(a)(3)(A) of the Code);

             4.1.16. During the five-year period ending on the Closing Date, neither Target nor any person "related" (as defined in section 1.368-1(e)(3) of the Regulations without regard to section 1.368-1(e)(3)(i)(A) thereof) to Target will have directly or through any transaction, agreement, or arrangement with any other person, (a) acquired Target Shares with consideration other than Acquiring Fund Shares or Target Shares, except for shares redeemed in the ordinary course of Target's business as a series of an open-end investment company as required by the 1940 Act, or (b) made distributions with respect to Target Shares, except for (i) dividends qualifying for the deduction for dividends paid (as defined in section 561 of the Code) referred to in sections 852(a)(1) and 4982(c)(1)(A) of the Code and (ii) additional distributions, to the extent they do not exceed 50% of the value (without giving effect to those distributions) of the proprietary interest in Target on the Closing Date;

             4.1.17. Target's federal income tax returns, and all applicable state and local tax returns, for all taxable years through and including the taxable year ended [_____ __, ____], have been timely filed and all taxes payable pursuant to those returns have been timely paid; and

             4.1.18. Equity Trust's financial statements for the year ended [_____ __, ____], [AND FOR THE SIX MONTHS ENDED _____ __, 2000,] to be
        delivered to Equity Funds, fairly represent Target's financial position as of that [EACH SUCH] date and the results of its operations and changes in its net assets for the year [PERIOD] then ended.

        4.2.  Equity Funds represents and warrants as follows:

             4.2.1. Equity Funds is a business trust duly organized and validly existing under the laws of the State of Delaware, and its Certificate of Trust has been duly filed in the office of the Secretary of State thereof;

             4.2.2. Equity Funds is duly registered as an open-end management investment company under the 1940 Act, and that registration will be in full force and effect at the Effective Time;

             4.2.3. Acquiring Fund is a duly established and designated series of Equity Funds;

             4.2.4. No consideration other than Acquiring Fund Shares (and Acquiring Fund's assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization;

             4.2.5.The Acquiring Fund Shares to be issued and delivered to Target hereunder will, at the Effective Time, have been duly authorized and, when issued and delivered as provided herein, will be duly and validly issued and outstanding shares of Acquiring Fund, fully paid and non-assessable;

             4.2.6.Acquiring Fund's current prospectus and SAI conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

             4.2.7.Acquiring Fund is not in violation of, and the execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not conflict with or violate, Delaware law or any provision of the Trust Instrument or By-Laws of Equity Funds or of any provision of any agreement, instrument, lease, or other undertaking to which Acquiring Fund is a party or by which it is bound or result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Acquiring Fund is a party or by which it is bound, except as previously disclosed in writing to and accepted by Equity Trust;

             4.2.8.Except as otherwise disclosed in writing to and accepted by Equity Trust, no litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or (to Equity Funds's knowledge) threatened against Equity Funds with respect to Acquiring Fund or any of its properties or assets that, if adversely determined, would materially and adversely affect Acquiring Fund's financial condition or the conduct of its business; and Equity Funds knows of no facts that might form the basis for the institution of any such litigation, proceeding, or investigation and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially or adversely affects its business or its ability to consummate the transactions contemplated hereby;

             4.2.9.The execution, delivery, and performance of this Agreement have been duly authorized as of the date hereof by all necessary action on the part of Equity Funds's board of trustees (together with Equity Trust's board of trustees, the "Boards"), which has made the determinations required by Rule 17a-8(a) under the 1940 Act; and this Agreement constitutes a valid and legally binding obligation of Acquiring Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

             4.2.10. No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the 1934 Act, or the 1940 Act for the execution or performance of this Agreement by Equity Funds, except for (a) the filing with the SEC of the Registration Statement and
        (b) such consents, approvals, authorizations, and filings as have been made or received or as may be required subsequent to the Effective Time;

             4.2.11. On the effective date of the Registration Statement, at the time of the shareholders' meeting referred to in paragraph 5.2, and at the Effective Time, the Proxy Statement will (a) comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act, and the 1940 Act and the rules and regulations thereunder and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing shall not apply to statements in or omissions from the Proxy Statement made in reliance on and in conformity with information furnished by Equity Trust for use therein;

             4.2.12. Acquiring Fund is a "fund" as defined in section 851(g)(2) of the Code; it qualified for treatment as a RIC for each past taxable year since it commenced operations and will continue to meet all the requirements for such qualification for its current taxable year; it intends to continue to meet all such requirements for the next taxable year; and it has no earnings and profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it;

             4.2.13. Acquiring Fund has no plan or intention to issue additional Acquiring Fund Shares following the Reorganization except for shares issued in the ordinary course of its business as a series of an open-end investment company; nor does Acquiring Fund, or any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to Acquiring Fund, have any plan or intention to redeem or otherwise reacquire any Acquiring Fund Shares issued to the Shareholders pursuant to the Reorganization, except to the extent it is required by the 1940 Act to redeem any of its shares presented for redemption at NAV in the ordinary course of that business;

             4.2.14. Following the Reorganization, Acquiring Fund (a) will continue Target's "historic business" (within the meaning of section 1.368-1(d)(2) of the Regulations), (b) will use a significant portion of Target's "historic business assets" (within the meaning of section 1.368-1(d)(3) of the Regulations) in a business; in addition, Acquiring Fund has no plan or intention to sell or otherwise dispose of any of the Assets, except for dispositions made in the ordinary course of that business and dispositions necessary to maintain its status as a RIC;

             4.2.15. There is no plan or intention for Acquiring Fund to be dissolved or merged into another business trust or a corporation or any "fund" thereof (within the meaning of section 851(g)(2) of the Code) following the Reorganization;

             4.2.16. Acquiring Fund does not directly or indirectly own, nor at the Effective Time will it directly or indirectly own, nor has it directly or indirectly owned at any time during the past five years, any shares of Target;

             4.2.17. Acquiring Fund's federal income tax returns, and all applicable state and local tax returns, for all taxable years through and including the taxable year ended [_____ __, ____], have been timely filed and all taxes payable pursuant to such returns have been timely paid; and

             4.2.18. Equity Funds's financial statements for the year ended [_____ __, ____], [AND FOR THE SIX MONTHS ENDED _____ __, 2000,] to be
        delivered to Equity Trust, fairly represent Acquiring Fund's financial position as of that [EACH SUCH] date and the results of its operations and changes in its net assets for the year [PERIOD] then ended.

        4.3.  Each Investment Company represents and warrants as follows:

             4.3.1. The fair market value of the Acquiring Fund Shares received by each Shareholder will be approximately equal to the fair market value of its Target Shares constructively surrendered in exchange therefor;

             4.3.2.Its management (a) is unaware of any plan or intention of Shareholders to redeem, sell, or otherwise dispose of (i) any portion of their Target Shares before the Reorganization to any person "related" (within the meaning of section 1.368-1(e)(3) of the Regulations) to either Fund or (ii) any portion of the Acquiring Fund Shares to be received by them in the Reorganization to any person "related" (within such meaning) to Acquiring Fund, (b) does not anticipate dispositions of those Acquiring Fund Shares at the time of or soon after the Reorganization to exceed the usual rate and frequency of dispositions of shares of Target as a series of an open-end investment company, (c) expects that the percentage of Shareholder interests, if any, that will be disposed of as a result of or at the time of the Reorganization will be DE MINIMIS, and (d) does not anticipate that there will be extraordinary redemptions of Acquiring Fund Shares immediately following the Reorganization;

             4.3.3. The Shareholders will pay their own expenses, if any, incurred in connection with the Reorganization;

             4.3.4. The fair market value of the Assets on a going concern basis will equal or exceed the Liabilities to be assumed by Acquiring Fund and those to which the Assets are subject;

             4.3.5. There is no intercompany indebtedness between the Funds that was issued or acquired, or will be settled, at a discount;

             4.3.6.Pursuant to the Reorganization, Target will transfer to Acquiring Fund, and Acquiring Fund will acquire, at least 90% of the fair market value of the net assets, and at least 70% of the fair market value of the gross assets, Target held immediately before the Reorganization. For the purposes of this representation, any amounts Target used to pay its Reorganization expenses and to make redemptions and distributions immediately before the Reorganization (except (a) redemptions in the ordinary course of its business required by section 22(e) of the 1940 Act and (b) regular, normal dividend distributions made to conform to its policy of distributing all or substantially all of its income and gains to avoid the obligation to pay federal income tax and/or the excise tax under section 4982 of the Code) after the date of this Agreement will be included as assets held thereby immediately before the Reorganization;

             4.3.7.None of the compensation received by any Shareholder who is an employee of or service provider to Target will be separate consideration for, or allocable to, any of the Target Shares held by that Shareholder; none of the Acquiring Fund Shares received by any such Shareholder will be separate consideration for, or allocable to, any employment agreement, investment advisory agreement, or other service agreement; and the consideration paid to any such Shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services;

             4.3.8. Immediately after the Reorganization, the Shareholders will not own shares constituting "control" (within the meaning of section 304(c) of the Code) of Acquiring Fund; and

             4.3.9. Neither Fund will be reimbursed for any expenses incurred by it or on its behalf in connection with the Reorganization unless those expenses are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187).

5.      COVENANTS
        ---------

        5.1.  Each  Fund  covenants  to  operate  its  respective  business   in
the ordinary course between the date hereof and the Closing, it being understood that --

        (a) such ordinary course will include declaring and paying customary dividends and other distributions and changes in operations contemplated by each Fund's normal business activities, and

        (b) each Fund will retain exclusive control of its investments until the Closing; provided that Target shall not dispose of more than an insignificant portion of its historic business assets (as defined above) during that period without Acquiring Fund's prior consent.

        5.2. Target covenants to call a shareholders' meeting to consider and act on this Agreement and to take all other action necessary to obtain approval of the transactions contemplated hereby.

        5.3. Target covenants that the Acquiring Fund Shares to be delivered hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof.

        5.4. Target covenants that it will assist Equity Funds in obtaining information Equity Funds reasonably requests concerning the beneficial ownership of Target Shares. 5.5. Target covenants that its books and records (including all books and records required to be maintained under the 1940 Act and the rules and regulations thereunder) will be turned over to Equity Funds at the Closing.

        5.6. Each Fund covenants to cooperate in preparing the Proxy Statement in compliance with applicable federal and state securities laws.

        5.7. Each Fund covenants that it will, from time to time, as and when requested by the other Fund, execute and deliver or cause to be executed and delivered all assignments and other instruments, and will take or cause to be taken further action, the other Fund may deem necessary or desirable to vest in, and confirm to, (a) Acquiring Fund, title to and possession of all the Assets, and (b) Target, title to and possession of the Acquiring Fund Shares to be delivered hereunder, and otherwise to carry out the intent and purpose hereof.

        5.8. Acquiring Fund covenants to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and state securities laws it deems appropriate to continue its operations after the Effective Time.

        5.9. Subject to this Agreement, each Fund covenants to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper, or advisable to consummate and effectuate the transactions contemplated hereby.


6.      CONDITIONS PRECEDENT
        --------------------

        Each Fund's obligations hereunder shall be subject to (a) the other Fund's performance of all its obligations to be performed hereunder at or before the Effective Time, (b) all representations and warranties of the other Fund contained herein being true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated hereby, as of the Effective Time, with the same force and effect as if made at and as of the Effective Time, and (c) the following further conditions that, at or before the Effective Time:

        6.1. This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by each Board and shall have been approved by Target's shareholders in accordance with Equity Trust's Trust Instrument and By-Laws and applicable law.

        6.2. All necessary filings shall have been made with the SEC and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the parties to carry out the transactions contemplated hereby. The Registration Statement shall have become effective under the 1933 Act, no stop orders suspending the effectiveness thereof shall have been issued, and the SEC shall not have issued an unfavorable report with respect to the Reorganization under section 25(b) of the 1940 Act nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated hereby under section 25(c) of the 1940 Act. All consents, orders, and permits of federal, state, and local regulatory authorities (including the SEC and state securities authorities) deemed necessary by either Investment Company to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain same would not involve a risk of a material adverse effect on either Fund's assets or properties, provided that either Investment Company may for itself waive any of such conditions.

        6.3. At the Effective Time, no action, suit, or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or to obtain damages or other relief in connection with, the transactions contemplated hereby.

        6.4. Equity Trust shall have received an opinion of Kirkpatrick & Lockhart LLP ("Counsel") substantially to the effect that:

             6.4.1.Acquiring Fund is a duly established series of Equity Funds, a business trust duly organized and validly existing under the laws of the State of Delaware with power under its Trust Instrument to own all its properties and assets and, to the knowledge of Counsel, to carry on its business as presently conducted;

             6.4.2.This Agreement (a) has been duly authorized, executed, and delivered by Equity Funds on behalf of Acquiring Fund and (b) assuming due authorization, execution, and delivery of this Agreement by Equity Trust on behalf of Target, is a valid and legally binding obligation of Equity Funds with respect to Acquiring Fund, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

             6.4.3.The Acquiring Fund Shares to be issued and distributed to the Shareholders under this Agreement, assuming their due delivery as contemplated by this Agreement, will be duly authorized, validly issued and outstanding, and fully paid and non-assessable;

             6.4.4.The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, materially violate Equity Funds's Trust Instrument or By-Laws or any provision of any agreement (known to Counsel, without any independent inquiry or investigation) to which Equity Funds (with respect to Acquiring Fund) is a party or by which it is bound or (to the knowledge of Counsel, without any independent inquiry or investigation) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Equity Funds (with respect to Acquiring Fund) is a party or by which it is bound, except as set forth in that opinion or as previously disclosed in writing to and accepted by Equity Trust;

             6.4.5.To the knowledge of Counsel (without any independent inquiry or investigation), no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Equity Funds (on behalf of Acquiring Fund) of the transactions contemplated herein, except those obtained under the 1933 Act, the 1934 Act, and the 1940 Act and those that may be required under state securities laws;

             6.4.6. Equity Funds is registered with the SEC as an investment company, and to the knowledge of Counsel no order has been issued or proceeding instituted to suspend that registration; and

             6.4.7.To the knowledge of Counsel (without any independent inquiry or investigation), (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is pending or threatened as to Equity Funds (with respect to Acquiring Fund) or any of its properties or assets attributable or allocable to Acquiring Fund and
        (b) Equity Funds (with respect to Acquiring Fund) is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects Acquiring Fund's business, except as set forth in that opinion or as otherwise disclosed in writing to and accepted by Equity Trust.

In rendering the foregoing opinion, Counsel may (1) rely, as to matters governed by the laws of the State of Delaware, on an opinion of competent Delaware counsel, (2) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (3) limit that opinion to applicable federal and state law, and (4) define the word "knowledge" and related terms to mean the knowledge of attorneys then with Counsel who have devoted substantive attention to matters directly related to this Agreement and the Reorganization. 6.5. Equity Funds shall have received an opinion of Counsel substantially to the effect that:

             6.5.1.Target is a duly established series of Equity Trust, a business trust duly organized and validly existing under the laws of the State of Delaware with power under its Trust Instrument to own all its properties and assets and, to the knowledge of Counsel, to carry on its business as presently conducted;

             6.5.2.This Agreement (a) has been duly authorized, executed, and delivered by Equity Trust on behalf of Target and (b) assuming due authorization, execution, and delivery of this Agreement by Equity Funds on behalf of Acquiring Fund, is a valid and legally binding obligation of Equity Trust with respect to Target, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors' rights and by general principles of equity;

             6.5.3.The execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, materially violate Equity Trust's Trust Instrument or By-Laws or any provision of any agreement (known to Counsel, without any independent inquiry or investigation) to which Equity Trust (with respect to Target) is a party or by which it is bound or (to the knowledge of Counsel, without any independent inquiry or investigation) result in the acceleration of any obligation, or the imposition of any penalty, under any agreement, judgment, or decree to which Equity Trust (with respect to Target) is a party or by which it is bound, except as set forth in that opinion or as previously disclosed in writing to and accepted by Equity Funds;

             6.5.4.To the knowledge of Counsel (without any independent inquiry or investigation), no consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Equity Trust (on behalf of Target) of the transactions contemplated herein, except those obtained under the 1933 Act, the 1934 Act, and the 1940 Act and those that may be required under state securities laws;

             6.5.5. Equity Trust is registered with the SEC as an investment company, and to the knowledge of Counsel no order has been issued or proceeding instituted to suspend that registration; and

             6.5.6.To the knowledge of Counsel (without any independent inquiry or investigation), (a) no litigation, administrative proceeding, or investigation of or before any court or governmental body is pending or threatened as to Equity Trust (with respect to Target) or any of its properties or assets attributable or allocable to Target and (b) Equity Trust (with respect to Target) is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects Target's business, except as set forth in that opinion or as otherwise disclosed in writing to and accepted by Equity Funds.

In rendering the foregoing opinion, Counsel may (1) rely, as to matters governed by the laws of the State of Delaware, on an opinion of competent Delaware counsel, (2) make assumptions regarding the authenticity, genuineness, and/or conformity of documents and copies thereof without independent verification thereof, (3) limit such opinion to applicable federal and state law, and (4) define the word "knowledge" and related terms to mean the knowledge of attorneys then with Counsel who have devoted substantive attention to matters directly related to this Agreement and the Reorganization.

        6.6. Each Investment Company shall have received an opinion of Counsel, addressed to and in form and substance reasonably satisfactory to it, as to the federal income tax consequences mentioned below ("Tax Opinion"). In rendering the Tax Opinion, Counsel may rely as to factual matters, exclusively and without independent verification, on the representations made in this Agreement, which Counsel may treat as representations made to it, or in separate letters addressed to Counsel and the certificates delivered pursuant to paragraph 3.4. The Tax Opinion shall be substantially to the effect that, based on the facts and assumptions stated therein and conditioned on consummation of the Reorganization in accordance with this Agreement, for federal income tax purposes:

             6.6.1. Acquiring Fund's acquisition of the Assets in exchange solely for Acquiring Fund Shares and Acquiring Fund's assumption of the Liabilities, followed by Target's distribution of those shares PRO RATA to the Shareholders constructively in exchange for their Target Shares, will qualify as a reorganization within the meaning of section 368(a)(1)(C) of the Code, and each Fund will be "a party to a reorganization" within the meaning of section 368(b) of the Code;

             6.6.2.Target will recognize no gain or loss on the transfer of the Assets to Acquiring Fund in exchange solely for Acquiring Fund Shares and Acquiring Fund's assumption of the Liabilities or on the subsequent distribution of those shares to the Shareholders in constructive exchange for their Target Shares;

             6.6.3. Acquiring Fund will recognize no gain or loss on its receipt of the Assets in exchange solely for Acquiring Fund Shares and its assumption of the Liabilities;

             6.6.4. Acquiring Fund's basis in the Assets will be the same as Target's basis therein immediately before the Reorganization, and Acquiring Fund's holding period for the Assets will include Target's holding period therefor;

             6.6.5. A Shareholder will recognize no gain or loss on the constructive exchange of all its Target Shares solely for Acquiring Fund Shares pursuant to the Reorganization; and

             6.6.6.A Shareholder's aggregate basis in the Acquiring Fund Shares to be received by it in the Reorganization will be the same as the aggregate basis in its Target Shares to be constructively surrendered in exchange for those Acquiring Fund Shares, and its holding period for those Acquiring Fund Shares will include its holding period for those Target Shares, provided the Shareholder held them as capital assets at the Effective Time.

Notwithstanding subparagraphs 6.6.2 and 6.6.4, the Tax Opinion may state that no opinion is expressed as to the effect of the Reorganization on the Funds or any Shareholder with respect to any asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

      At any time before the Closing, either Investment Company may waive any of the foregoing conditions (except that set forth in paragraph 6.1) if, in the judgment of its Board, that waiver will not have a material adverse effect on its Fund's shareholders' interests.

7.      BROKERAGE FEES AND EXPENSES
        ---------------------------

        7.1. Each Investment Company represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

        7.2. Each Fund will bear its own Reorganization expenses.

8.      ENTIRE AGREEMENT; NO SURVIVAL
        -----------------------------

        Neither party has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the parties. The representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall not survive the Closing.

9.      TERMINATION OF AGREEMENT
        ------------------------

        This Agreement may be terminated at any time at or prior to the Effective Time, whether before or after approval by Target's shareholders:

        9.1. By either Fund (a) in the event of the other Fund's material breach of any representation, warranty, or covenant contained herein to be performed at or prior to the Effective Time, (b) if a condition to its obligations has not been met and it reasonably appears that such condition will not or cannot be met, or (c) if the Closing has not occurred on or before December 31, 2000; or

        9.2. By the parties' mutual agreement.

In the event of termination under paragraphs 9.1(c) or 9.2, there shall be no liability for damages on the part of either Fund, or the trustees or officers of either Investment Company, to the other Fund.

10.     AMENDMENT
        ---------

      This Agreement may be amended, modified, or supplemented at any time, notwithstanding approval thereof by Target's shareholders, in any manner mutually agreed on in writing by the parties; provided that following that approval no such amendment shall have a material adverse effect on the Shareholders' interests.

11.     MISCELLANEOUS
        -------------

        11.1. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware; provided that, in the case of any conflict between those laws and the federal securities laws, the latter shall govern.

        11.2. Nothing expressed or implied herein is intended or shall be construed to confer on or give any person, firm, trust, or corporation other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

        11.3. Each Investment Company acknowledges that the other is a business trust organized in series form. This Agreement is executed by Equity Funds on behalf of Acquiring Fund, and by Equity Trust on behalf of Target, and by their respective trustees and/or officers in their capacities as such, and not individually. Each Investment Company's obligations under this Agreement are not binding on or enforceable against any of its trustees, officers, or shareholders but are only binding on and enforceable against (a) in the case of Equity Funds, the assets and property of Acquiring Fund and no other series thereof and (b) in the case of Equity Trust, the assets and property of Target and no other series thereof. A trustee of one Investment Company shall not be personally liable hereunder to the other Investment Company or its trustees or shareholders for any act, omission, or obligation of the former Investment Company or any other trustee thereof. Each Investment Company agrees that, in asserting any rights or claims under this Agreement on behalf of its Fund, it shall look only to the other Fund's assets and property in settlement of those rights and claims and not to those trustees, officers, or shareholders.

        11.4. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by each Investment Company and delivered to the other party. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officers as of the day and year first written above.

ATTEST: NEUBERGER BERMAN EQUITY FUNDS, on behalf of each of its series listed on Schedule A



________________________            By:___________________________
        Secretary                         _______________
                                          Vice President

ATTEST: NEUBERGER BERMAN EQUITY TRUST, on behalf of each of its series listed on Schedule A



________________________            By:___________________________
        Secretary                         _______________
                                          Vice President

                                   SCHEDULE A

               TARGETS                               ACQUIRING FUNDS
    (All Series of Equity Trust)              (All Series of Equity Funds)
--------------------------------------     ------------------------------------

Neuberger Berman Century Trust             Neuberger Berman Century Fund
Neuberger Berman Focus Trust               Neuberger Berman Focus Fund
Neuberger Berman Genesis Trust             Neuberger Berman Genesis Fund
Neuberger Berman Guardian Trust            Neuberger Berman Guardian Fund
Neuberger Berman International Trust       Neuberger Berman International Fund
Neuberger Berman Manhattan Trust           Neuberger Berman Manhattan Fund
Neuberger Berman Millennium Trust          Neuberger Berman Millennium Fund
Neuberger Berman Partners Trust            Neuberger Berman Partners Fund
Neuberger Berman Regency Trust             Neuberger Berman Regency Fund
Neuberger Berman Socially Responsive       Neuberger Berman Socially
Trust                                      Responsive Fund
Neuberger Berman Technology Trust          Neuberger Berman Technology Fund